UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2006

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SFBC International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 19, 2006, SFBC International, Inc., a Delaware corporation (the “Company”), announced that Gregory B. Holmes, Pharm.D., resigned as President of Corporate Development of the Company to be effective on June 20, 2006 and as a Director of the Company effective June 13, 2006. The Company and Dr. Holmes are currently negotiating a mutual separation agreement, but the Company and Dr. Holmes have agreed in principal upon the following material terms: (i) 18 months severance (approximately $900,000 to be paid $50,000 per month) conditioned upon execution of a separation agreement with a general release; (ii) the continuation of all non-compete restrictions contained in Dr. Holmes’ current Employment Agreement for a period of 18 months; (iii) the acceleration of vesting of 11,935 shares of restricted stock previously awarded to Dr. Holmes; (iv) the payment of health insurance for one year following his separation; and (v) the payment of perquisites and other expenses previously incurred as of his separation date.

Item 9.01.

Financial Statement and Exhibits.

(d)

Exhibits

99.1

Press Release dated June 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 19, 2006

SFBC INTERNATIONAL, INC.

By:	/s/ DAVID NATAN
Name:	David Natan
Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated June 19, 2006